UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 31, 2010

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number: 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 S. Saunders Road, Suite 150 Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 444-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this current report is hereby incorporated by reference in this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 31, 2010, Solo Cup Operating Corporation, a subsidiary of Solo Cup Company, completed the acquisition of all of the outstanding capital stock of InnoWare Plastic Holding, Inc. from InnoWare, LLC pursuant to the terms of a stock purchase agreement, dated March 31, 2010, between Solo Cup Operating Corporation and InnoWare, LLC. Acquisition consideration totaled $24 million in cash.

InnoWare Plastic Holding owns all of the capital stock of InnoWare Plastic, Inc., a manufacturer and marketer of a comprehensive line of plastic take-out containers. InnoWare Plastic is located near Atlanta, Georgia, with a manufacturing facility and warehouse in Thomaston, Georgia, and an administrative office in Alpharetta, Georgia. A copy of the press release announcing the acquisition is attached to this current report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this current report no later than 71 calendar days after the date on which this current report is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this current report no later than 71 calendar days after the date on which this current report is required to be filed.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release, dated March 31, 2010, of Solo Cup Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/S/ ROBERT D. KONEY, JR.
Robert D. Koney, Jr.
Executive Vice President and Chief Financial Officer

Date: March 31, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated March 31, 2010, of Solo Cup Company